                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         McDermott International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                     MCDERMOTT INTERNATIONAL, INC.
                     -----------------------------------------------------------
[LOGO OF McDERMOTT   R. E. Tetrault                      1450 Poydras Street
INTERNATIONAL, INC.  Chairman of the Board and           P.O. Box 61961
APPEARS HERE]        Chief Executive Officer             New Orleans, Louisiana
                                                         70161-1961
                                                         (504) 587-5682


                                 July 6, 1998

Dear Stockholder:

  You are cordially invited to the Company's Annual Meeting of Stockholders to be held on Tuesday, August 11, 1998, in Cabildo A and B of the Hyatt Regency New Orleans, Poydras Street at Loyola Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of meeting and proxy statement following this letter describe the matters to be acted upon at the meeting.

  Whether or not you personally plan to attend, please take a few minutes now to mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope so that your shares are represented and voted at the meeting. Beginning this year, you also have the option of voting by calling a toll-free telephone number or using the Internet. If you vote by telephone or via the Internet, a PIN or control number has been assigned to you on the proxy card to safeguard your vote.

  Regardless of the number of shares you may own, your vote is important. Thank you for your interest in our Company.

                                          Sincerely yours,


                                          /s/ R. E. Tetrault
                                          ---------------------------
                                          R. E. TETRAULT

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                P.O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70161-1961

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 11, 1998

                               ----------------

To the Stockholders of
McDERMOTT INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of McDermott International, Inc., a Panama corporation (the "Company"), for the fiscal year ended March 31, 1998 will be held in Cabildo A and B of the Hyatt Regency New Orleans, Poydras Street at Loyola Avenue, New Orleans, Louisiana, on Tuesday, August 11, 1998, at 9:30 a.m. local time, for the following purposes:

  (1) To elect three Directors; and

  (2) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on July 2, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof.

  PLEASE INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON AT THE MEETING
(A) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR (B) BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY CARD. THIS WILL ENSURE THAT YOUR VOTE IS COUNTED, WHETHER OR NOT YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THAT TIME.


                                          By Order of the Board of Directors,


                                          /s/ S. Wayne Murphy
                                          ---------------------------------
                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 6, 1998

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                P. O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70161-1961

                               ----------------

                          PROXY STATEMENT FOR ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD AUGUST 11, 1998

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished and the accompanying proxy card ("Proxy") is being solicited by the Board of Directors of McDermott International, Inc. (the "Company"). The Company will bear all expenses incurred in connection with such solicitation, which is expected to be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the solicitation of Proxies for a fee of $6,500, plus out-of-pocket expenses. In addition to solicitation by mail and by such proxy soliciting firm, officers and regular employees of the Company may solicit Proxies by personal interview, telephone and facsimile transmission, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of shares. You are urged to sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. You also have the option of voting by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth in the enclosed Proxy.

  You may revoke your Proxy at any time prior to its exercise by written notice to the Secretary of the Company, by submission of a later dated Proxy or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about July 6, 1998.

VOTING AT MEETING

  Only holders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), at the close of business on July 2, 1998 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. There were 60,202,674 shares of Common Stock outstanding on the Record Date, each of which is entitled to one vote per share. On the Record Date, 100,000 shares of Common Stock were held by McDermott Incorporated, a subsidiary of the Company ("McDermott"), with its address at 1450 Poydras Street, New Orleans, Louisiana 70160-0035. The Company has been informed by McDermott that it will not vote its shares of Common Stock at the meeting.

  The presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Directors are elected by the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Company's Board of Directors has designated each of those persons named in the enclosed Proxy, with full power of substitution, to represent and vote at the meeting those shares represented by valid Proxies. All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder as to the election of Directors. If a choice is not made, the Proxy will be voted FOR the election of Directors as described under "ELECTION OF DIRECTORS". We do not know of any other matters to be presented at or acted upon at the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon in accordance with their judgment.

ANNUAL REPORT

  Securities and Exchange Commission ("SEC") rules require that an annual report precede or accompany proxy materials. More than one annual report need not be sent to the same address if the recipient agrees. If more than one annual report is being sent to your address, the mailing of duplicate copies will be discontinued if you so request. You may so request by marking the appropriate box on the Proxy (or by telephone or over the Internet) for any account for which you do not wish to receive an annual report.

                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class.

  The term of office of the Company's Class I Directors, Philip J. Burguieres, Bruce DeMars and John W. Johnstone, Jr., will expire at this year's Annual Meeting. Upon the nomination of the Board of Directors at its meeting on June 5, 1998, Messrs. Burguieres, DeMars and Johnstone are standing for re-election as Class I Directors at this year's Annual Meeting. If elected, each of Messrs. Burguieres, DeMars and Johnstone will hold office until the Company's Annual Meeting in 2001 and until his successor is elected and qualified.

  Unless otherwise directed, the persons named as proxies in the enclosed Proxy intend to vote FOR the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under "Class II Directors" and "Class III Directors" are the names of the other Directors of the Company currently in office. Class II Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1999 and Class III Directors will continue to serve until the Company's Annual Meeting of Stockholders in 2000. All Directors have been elected previously as Directors by the stockholders or are standing for election as Directors at this year's Annual Meeting.

  Set forth below is certain information (ages as of August 11, 1998) with respect to each nominee for election as a director and each Director of the Company.

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------
                                CLASS I NOMINEES

Philip J. Burguieres.............................................   54   1990
Chairman of the Board of Weatherford Enterra, Inc. (a diversified international energy services and manufacturing company) from
 December 1992 until its merger with EVI, Inc. in May 1998. From
 April 1991 to October 1996, he also served as Weatherford
 Enterra, Inc.'s President and Chief Executive Officer. He is a
 director of EVI Weatherford, Inc., Chase Bank of Texas, N.A.,
 Denali Incorporated and Newfield Exploration Company.
Bruce DeMars.....................................................   63   1997
Admiral, United States Navy (retired). From 1988 until his
 retirement in October 1996, he was Director, Naval Nuclear
 Propulsion, a joint Department of the Navy/Department of Energy program responsible for the design, construction, maintenance, operation and final disposal of reactor plants for the United
 States Navy. He is also a director of Unicom Corporation,
 Commonwealth Edison Corporation and Draper Laboratories.
John W. Johnstone, Jr. ..........................................   65   1995
Chairman of the Board from 1988 and Chief Executive Officer from
 1987 of Olin Corporation (a manufacturer and supplier of
 chemicals, metals, defense related products and services, and ammunition) until his retirement in May 1996. He is a director of Olin Corporation, American Brands, Inc., Phoenix Home Mutual
 Life Insurance Company and Research Corporation Technologies,
 Inc.

                               CLASS II DIRECTORS

Theodore H. Black................................................   69   1993
Chairman of the Board and Chief Executive Officer of Ingersoll-
 Rand Company (a manufacturer of heavy equipment) from 1988 until his retirement in October 1993. He is also a director of CPC
 International, Inc. and General Public Utilities Corporation.
William McCollam, Jr. ...........................................   73   1990
Energy management consultant, and President Emeritus of Edison
 Electric Institute (an electric utility company association)
 since May 1990. From April 1978 to May 1990, he was President of
 Edison Electric Institute.
Richard E. Woolbert..............................................   64   1996
Executive Vice President and Chief Administrative Officer of the
 Company and McDermott since February 1995, and the Company's
 Compliance Director from June 1997 to November 1997. He has also been Executive Vice President and Chief Administrative Officer
 of J. Ray McDermott since February 1995. Before assuming his current positions, Mr. Woolbert was Senior Vice President and
 Chief Administrative Officer of the Company and McDermott from
 August 1991. He is also a director of J. Ray McDermott, S.A., a publicly traded subsidiary of the Company ("J. Ray McDermott").

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------

                              CLASS III DIRECTORS

Robert L. Howard.................................................   62   1997
Until his retirement in March 1995, he was Vice President
 Domestic Operations, Exploration and Production, of Shell Oil
 Company ("Shell Oil") and President of Shell Western Exploration
 and Production Inc., a Shell Oil subsidiary, from 1992, and
 President of Shell Offshore Inc., another Shell Oil subsidiary, from 1985. He is also a director of J. Ray McDermott, Camco
 International, Inc., Southwest Energy Company and Ocean Energy,
 Inc.
Roger E. Tetrault................................................   56   1997
Chairman of the Board since June 1997 and Chief Executive Officer since March 1997 of the Company, McDermott and J. Ray McDermott.
 Prior thereto, Mr. Tetrault was a Senior Vice President of
 General Dynamics Corporation (a supplier of weapons systems and services to the U.S. government and its allies) and President of its Land Systems Division from April 1993; Vice President of
 General Dynamics Corporation and President of its Electric Boat
 Division from August 1992 until April 1993; Vice President and
 General Manager of General Dynamics Corporation's Electric Boat
 Division from August 1991 until August 1992; and prior to that, he served as a Vice President and Group Executive of the
 Company's subsidiary The Babcock & Wilcox Company since 1990.
John N. Turner...................................................   69   1993
Partner, Miller Thomson (barristers & solicitors), Toronto,
 Canada since 1990. Prior thereto, he was Leader of Opposition of the Parliament of Canada from 1984. He is also a director of E-L
 Financial Corporation, The Loewen Group Inc., Noranda Forest
 Inc. and Triple Crown Electronics Inc.

BOARD OF DIRECTORS AND ITS COMMITTEES

  General Information. The Board of Directors of the Company has several standing committees, including an Audit Committee, a Directors Nominating & Governance Committee and a Compensation Committee.

  Audit Committee. The Audit Committee is currently composed of Messrs. McCollam (Chairman), Burguieres, Howard and Turner. During the Company's fiscal year ended March 31, 1998 ("fiscal year 1998"), the Audit Committee met four times. The functions of the Audit Committee include (i) reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; (ii) meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management with regard to such comments; (iii) approving professional services, including non-audit services, rendered by such independent auditors; and (iv) recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  Directors Nominating & Governance Committee. The Directors Nominating & Governance Committee is currently composed of Messrs. Burguieres (Chairman), Black and Johnstone. During fiscal year 1998, the Directors Nominating & Governance Committee met once. The function of such committee is to recommend to the Company's Board of Directors (i) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to the Company's directors, and (ii) nominees for election to the Company's Board of Directors. The committee will also consider qualified nominees recommended by stockholders for election as directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Black (Chairman), DeMars, Howard and Johnstone. During fiscal year 1998, the Compensation Committee met four times. The Compensation Committee
(i) determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; (ii) administers and makes awards under the Company's stock, incentive compensation and supplemental compensation plans and programs, and (iii) monitors and makes recommendations with respect to the Company's and its subsidiaries' various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

DIRECTORS' ATTENDANCE AND COMPENSATION

  Directors' Attendance and Fees; Insurance. During fiscal year 1998, there were thirteen meetings of the Board of Directors of the Company. Each incumbent Director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, other than Mr. Johnstone, who attended approximately 74% of all such meetings and attended all regularly scheduled Board meetings. No Director who is also an employee of the Company or any of its subsidiaries is paid by the Company for his services as a Director or as a member of any committee of the Board. All other Directors receive an annual stipend of $28,000 plus a fee of $2,500 for each Board meeting attended and a fee of $1,000 for each telephonic Board meeting in which such Director participates. Additionally, the Chairman of the Audit Committee receives an annual fee of $3,000 and each other member of the Audit Committee receives an annual fee of $2,000; and the Chairman of each of the Compensation Committee, the Directors Nominating & Governance Committee and other committees of the Board receives an annual fee of $2,500 and each other member of such committees receives an annual fee of $1,750. Each committee member also receives a fee of $1,650 for each committee meeting attended and a fee of $1,000 for each telephonic committee meeting in which such Director participates.

  The Company also provides travel accident insurance and health care benefits to non-employee Directors under the same terms and conditions applicable to employees.

  Director Stock Program. The Company has a 1997 Director Stock Program, which is administered by a committee comprised of those members of the Board of Directors that are employees of the Company (the "Committee"). Under the program, the Committee may grant to Directors who are not employees of the Company or any of its subsidiaries stock options and rights to purchase restricted stock in an aggregate of up to 100,000 shares of Common Stock.

  Pursuant to the program, each eligible Director is granted options to purchase at fair market value 900, 300 and 300 shares of Common Stock on the first day of the first, second and third years, respectively, of such Director's term. The options are granted at no less than 100% of the fair market value on the date of grant. Generally, options become exercisable in full six months after the date of grant, and remain exercisable for not more than ten years and one day after the date of grant. Pursuant to the program, each eligible Director also is granted rights to purchase 450, 150 and 150 restricted shares of Common Stock on the first day of the first, second and third years, respectively, of such Director's term at a purchase price per share equal to the par value of the Common Stock ($1.00 per share). Shares of restricted stock purchased under grants made during a Director's term are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of such term. In the event of a change in control of the Company, all such restrictions and forfeiture provisions will lapse and the exercisability of any outstanding options will be accelerated.

  During fiscal year 1998, options to acquire 3,700 shares of Common Stock were granted, and 1,850 shares of restricted stock were issued, under the 1997 Director Stock Program.

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of August 11, 1998), positions held with the Company and certain subsidiaries, and certain other business experience information for each of the Company's executive officers who are not Directors.

  Daniel R. Gaubert, 49, Senior Vice President and Chief Financial Officer of the Company and McDermott since February 1997. Prior thereto, he was Vice President and Chief Financial Officer of the Company and McDermott from September 1996; Vice President, Finance and Controller of the Company and McDermott from February 1995; and Vice President and Controller of the Company and McDermott from February 1992. Mr. Gaubert has also been Senior Vice President and Chief Financial Officer of J. Ray McDermott since August 1997, prior to which, he was Vice President, Finance, of J. Ray McDermott from August 1995 and Acting Controller of J. Ray McDermott from February 1995.

  S. Wayne Murphy, 63, Senior Vice President, General Counsel and Corporate Secretary of the Company and McDermott since February 1997. Prior thereto, he was Vice President, General Counsel and Corporate Secretary of the Company from June 1996; Acting General Counsel and Acting Corporate Secretary of the Company from February 1996; and Associate General Counsel of the Company from August 1993. Mr. Murphy has also been Senior Vice President, General Counsel and Corporate Secretary of J. Ray McDermott since August 1997, prior to which, he was Acting General Counsel and Acting Corporate Secretary of J. Ray McDermott from February 1996.

  Robert H. Rawle, 50, President and Chief Operating Officer of J. Ray McDermott since January 1997. Before assuming his present position, Mr. Rawle was Vice President and Group Executive of J. Ray McDermott's North, Central and South American Operations from January 1996, and Vice President, Domestic Operations, of J. Ray McDermott from January 1995 to January 1996. Prior thereto, he was Vice President of the Domestic Operations of the Company's Marine Construction Services Division from March 1993 and Division Manager of the Southeast Asia Operations of the Company's Marine Construction Services Division from January 1992 to March 1993. Mr. Rawle is also a director of J. Ray McDermott.

  E. Allen Womack, Jr., 55, Executive Vice President of the Company and President of BWX Technologies, Inc. since April 1998 and the Company's Chief Technical Officer since February 1993. Prior thereto, he was Senior Vice President and Group Executive, Industrial Group, from September 1996; Senior Vice President and Group Executive, Shipbuilding and Industrial Group, from August 1995; and Senior Vice President, Research and Development and Contract Research Divisions, of the Company's Babcock & Wilcox unit from August 1991.

  James F. Wood, 56, Executive Vice President of the Company and President of the Company's Babcock & Wilcox Power Generation Group since October 1996, prior to which, he was Vice President and General Manager, Global Ventures and Power, of the Babcock & Wilcox Power Generation Group from June 1996. From January 1989 until January 1996, he was an officer of Wheelabrator Technologies, Inc. and certain of its subsidiaries.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of June 5, 1998 (except as otherwise noted), the number of shares of Common Stock beneficially owned by each Director or nominee as a Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all Directors and executive officers of the Company as a group, including shares which such persons have the right to acquire within 60 days pursuant to the exercise of stock options.

                                                                       SHARES
                                                                    BENEFICIALLY
NAME                                                                   OWNED
----                                                                ------------
Theodore H. Black(1)...............................................    14,685
Philip J. Burguieres(2)............................................    23,145
Bruce DeMars(3)....................................................     2,515
Robert L. Howard(4)................................................     2,965
John W. Johnstone, Jr.(5)..........................................     5,540
William McCollam, Jr.(6)...........................................    15,755
Robert H. Rawle(7).................................................    18,656
Joe J. Stewart(8)..................................................   211,775
Roger E. Tetrault(9)...............................................   124,431
John N. Turner(10).................................................     9,235
E. Allen Womack, Jr.(11)...........................................    91,381
James F. Wood(12)..................................................     5,566
Richard E. Woolbert(13)............................................   155,843
All Directors and executive officers as a group (15 persons).......   754,846

--------
 (1) Shares owned by Mr. Black include 2,750 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (2) Shares owned by Mr. Burguieres include 3,150 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 750 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (3) Shares owned by Mr. DeMars include 650 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 325 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (4) Shares owned by Mr. Howard include 950 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 475 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (5) Shares owned by Mr. Johnstone include 1,500 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 750 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (6) Shares owned by Mr. McCollam include 3,450 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (7) Shares owned by Mr. Rawle include 12,820 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 3,840 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 571 shares of Common Stock held in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of March 31, 1998.

 (8) Shares owned by Mr. Stewart are provided as of April 1, 1998, the date of his retirement from the Company, and include 149,760 shares of Common Stock that may be acquired upon the exercise of stock options as described above.

 (9) Shares owned by Mr. Tetrault include 104,747 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 18,900 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 259 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1998.

(10) Shares owned by Mr. Turner include 2,750 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

(11) Shares owned by Mr. Womack include 52,599 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 23,820 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 1,945 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1998.

(12) Shares owned by Mr. Wood include 5,147 shares of Common Stock that may be acquired upon the exercise of stock options as described above. Also includes 394 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1998.

(13) Shares owned by Mr. Woolbert include 101,980 shares of Common Stock that may be acquired upon the exercise of stock options as described above, and 33,175 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 1,593 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1998.

  As of June 5, 1998, (i) Mr. Womack beneficially owned 4 shares each of McDermott's Series A $2.20 Cumulative Convertible Preferred Stock ("McDermott Series A Preferred Stock") and Series B $2.60 Cumulative Preferred Stock ("McDermott Series B Preferred Stock"), and (ii) Mr. Woolbert beneficially owned, through the McDermott Thrift Plan, the equivalent of 171 shares of McDermott Series A Preferred Stock and 164.67 shares of McDermott Series B Preferred Stock. As of such date, such shares constituted all shares of such stock beneficially owned by all Directors and executive officers as a group.

  As of June 5, 1998, Messrs. Howard, Rawle, Tetrault and Woolbert also beneficially owned 2,000, 21,902, 36,534 and 14,066 shares, respectively, of
J. Ray McDermott's Common Stock, $.01 par value per share ("JRM Common Stock"). With respect to the shares of JRM Common Stock beneficially owned by Messrs. Howard, Rawle and Woolbert, 600, 14,234 and 9,616 shares, respectively, may be acquired within 60 days after June 5, 1998 upon the exercise of stock options, and with respect to Messrs. Howard, Rawle, Tetrault and Woolbert, 300, 5,300, 8,100, and 4,450 shares, respectively, are restricted stock as to which such individuals have sole voting power but no dispositive power. As of such date, all Directors and executive officers as a group beneficially owned 81,429 shares of JRM Common Stock.

  Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 754,846 shares of Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 1.2% of the outstanding Common Stock on June 5, 1998, less shares held by McDermott, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of the Common Stock, which is the only class of voting stock of the Company:

                                                       AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL      PERCENT
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER OWNERSHIP     OF CLASS(1)
--------------    ------------------------------------ ----------    -----------
Common Stock.....  The Prudential Insurance Company    7,203,438(2)     11.4%
                   of America
                   751 Broad Street
                   Newark, NJ 07102-3777
Common Stock.....  Soros Fund Management LLC           6,362,200(3)     10.1%
                   George Soros
                   Stanley F. Druckenmiller
                   888 Seventh Avenue, 33rd Floor
                   New York, NY 10106
                   Duquesne Capital Management,
                   L.L.C. 2579 Washington Road,
                   Suite 322 Pittsburgh, PA 15241-
                   2591
Common Stock.....  FMR Corp.                           3,891,594(4)      6.2%
                   82 Devonshire Street
                   Boston, MA 02109-3614
Common Stock.....  Chancellor LGT Asset Management,    3,626,281(5)      5.8%
                   Inc. 1166 Avenue of the Americas
                   New York, NY 10036

--------
(1) Percent of class based upon the outstanding shares of Common Stock on June 9, 1998, less shares held by McDermott, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2) As reported on a Schedule 13G (Amendment No. 3) dated February 10, 1998. Such filing indicates that (a) 33,500 shares of Common Stock are held by Prudential Insurance Company of America for its own general account and
    (b) 7,169,938 shares are held for the benefit of its clients through various accounts, registered investment companies, subsidiaries and affiliates.

(3) As reported on a Schedule 13G dated March 6, 1998 jointly filed by Soros Fund Management LLC ("SFM"), George Soros, Stanley Druckenmiller and Duquesne Capital Management, L.L.C. ("DCM"). According to such filing, (a) SFM is managed by a management committee comprised of, among others, Messrs. Soros and Druckenmiller, and Mr. Soros is the Chairman and Mr. Druckenmiller is the Lead Portfolio Manager of SFM; (b) SFM has sole voting and dispositive power, and Mr. Soros has shared voting and dispositive power by virtue of his positions with SFM, over 5,488,000 shares of Common Stock held for the account of Quantam Partners LDC ("Quantam"); (c) each of SFM and Mr. Soros may be deemed to be the beneficial owner of the 5,488,000 shares of Common Stock held for the account of Quantam; (d) DCM has sole voting and dispositive power over 874,200 shares of Common Stock held for the account of DCM's clients; (e) Mr. Druckenmiller owns a 75% interest in, and is the sole managing member of, DCM; (f) Mr. Drunkenmiller may be deemed to be the beneficial owner of 6,362,200 shares of Common Stock (5,488,000 shares held by SFM as to which he has shared voting and dispositive power by virtue of his position with SFM, and 874,200 shares held by DCM as to which he has sole voting and dispositive power by virtue of his relationship with DCM); and (g) each of SFM and Mr. Soros disclaims beneficial ownership of the 874,200 shares held by DCM and DCM disclaims beneficial ownership of the 5,488,000 shares held by SFM.

(4) As reported on a Schedule 13G (Amendment No. 8) dated June 9, 1998. Such filing indicates that 3,891,594 shares are beneficially owned through two wholly-owned subsidiaries of FMR Corp. While FMR Corp. has sole dispositive power over all 3,891,594 shares, it has sole voting power over 49,994 shares and no voting power over 3,841,600 shares. Such filing also indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., together with other family members and trusts, may be deemed to beneficially own the same shares.

(5) As reported on a Schedule 13G dated January February 6, 1998. Such filing indicates that Chancellor LGT Asset Management, Inc. and two related entities have sole voting and dispositive power over these shares.

                       REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

  The Compensation Committee is comprised of four independent, nonemployee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this committee include:

  . Review and approval of the design of executive compensation programs and all salary arrangements that Company executives receive;

  . Assessment of the effectiveness of the programs in light of compensation policies; and

  .  Evaluation of executive performance.

COMPENSATION PHILOSOPHY

  The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. These strategies are to:

  .  Maximize profits;

  .  Increase stockholder value;

  .  Strengthen cash flow; and

  . Be the high tech, low cost provider of products and services within our markets.

  The Compensation Committee's philosophy for executive compensation is to:

  . Emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

  . Reflect positive, as well as negative, Company and individual performance in pay;

  . Encourage equity-based compensation to reinforce management's focus on stockholder value; and

  . Provide competitive pay opportunities that will attract, retain, and develop executive talent.

  Company executives participate in a comprehensive compensation program that is built around this four-pronged philosophy. The key components of this program include base salary, annual bonus opportunities, long-term incentives (stock options and performance stock awards of restricted shares) and benefits.

  Each of these components is reviewed by the Compensation Committee as previously described. To ensure the Company's pay is comparable to median market practices, competitive market data is collected from multiple external sources. The data is collected both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies that have national and international business operations and similar sales volumes, market capitalizations, employment levels and lines of business. The Compensation Committee reviews and approves the selection of companies used for this purpose and attempts to mirror the peer group reflected in the performance graph. These comparator groups, however, are not identical because the market data used by the Company is much more broad-based than the companies included in the performance graph peer group. This market information, which is reviewed annually by the Compensation Committee, is used for assessing all components of Company executives' pay.

  When setting compensation levels, the Compensation Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for the individual compensation plans themselves (e.g., incentive plans). The Compensation Committee uses a combination of the results of the performance-based compensation determiners (mathematical formulas) and discretion, depending on the particular component involved. Each component of pay is discussed in greater detail below.

BASE SALARY

  Generally, salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based upon performance. When making annual adjustments, a qualitative assessment of performance is conducted, which considers many factors including individual performance, both past and present. The factors used in making this evaluation may vary by position.

  Mr. Tetrault's base salary was established at $540,000 annually when he joined the Company in March 1997. The Compensation Committee purposely set his base salary substantially lower than the median base salary for comparable chief executive officer positions. The balance of Mr. Tetrault's total compensation was placed "at risk" through equity based compensation. See "Tetrault Employment Agreement".

  Effective March 1998, Mr. Tetrault received a 22.2% increase in base salary ($120,000). This increase reflects the Compensation Committee's evaluation of Mr. Tetrault's individual contribution to the Company's financial performance since he joined the Company as well as competitive data for chief executive officers of comparable companies as previously described. Mr. Tetrault's base salary, however, remains below the median base salary for comparable chief executive officer positions and his total compensation package remains heavily weighted toward "at risk" equity based incentives. No other executives' base pay was increased in fiscal year 1998, except in the event of a promotion.

ANNUAL BONUS

  To support its short-term financial focus, the Company provides annual bonus opportunities under a Variable Supplemental Compensation Plan. The current plan, which was adopted in 1994, was approved by the Company's stockholders. Payments under the plan are intended to comply with the deductibility requirements set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended.

  For fiscal year 1998, as in the prior year, the plan was tied to net income return on capital. The plan is formula driven and self-funded, based on a minimum level of financial performance to be achieved each year (8.5% adjusted net income return on capital for the Company's corporate staff, including the Chief Executive Officer, for fiscal year 1998). Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by a group of similar companies. The Chief Executive Officer has a bonus target of 70% of base salary. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Executives only receive payments under the plan if the minimum level of financial performance is reached. Financial performance at the minimum level results in bonuses of one-half the targeted amounts. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

  Mr. Tetrault's fiscal year 1998 bonus payment was $756,000, which represents 140% of his base salary in effect at the beginning of fiscal year 1998 (versus a 70% target). Mr. Tetrault's bonus reflects the Company's superior adjusted net income return on capital for fiscal year 1998 (16.7%), which exceeded the minimum level of financial performance for the year. Other executive's bonuses were determined based upon the same factors.

LONG-TERM INCENTIVES

  The Company's 1996 Officer Long-Term Incentive Plan provides executives with equity-based opportunities to earn additional compensation based upon Company and stock performance over the mid- to long-term. Use of such incentives focuses management on the long-term interests of stockholders.

  The Compensation Committee considers the following multiple factors when determining award sizes. Weighting between the factors listed below is informal, not quantitative.

  . Various financial performance criteria (which may include return on capital or assets, profitability, and stockholder return);

  . Level of responsibility;

  . Prior experience;

  . Historical award data; and

  . Market practices among similar companies.

  Stock Options. Stock options are granted to Company executives to provide an equity based incentive component to their compensation. Under the Company's 1996 Officer Long-Term Incentive Plan, stock options are granted at exercise prices equal to fair market value of the underlying Common Stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects the Company's focus on increasing stockholder value.

  To reinforce the focus on creating stockholder value in the mid-term as well as the long-term, fiscal year 1998 options were granted with a five-year term as opposed to a ten-year term for option grants in previous years. Moreover, fiscal 1998 option grants vest in 50% increments on the first and second anniversaries of the date of grant. Previous grants vested in one-third increments on the first, second and third anniversaries of the date of the grant.

  During fiscal year 1998, Mr. Tetrault received a grant of options to acquire 40,000 shares of Common Stock at an exercise price of $34.00 per share. He also received a grant of options to acquire 9,500 shares of JRM Common Stock at an exercise price of $37.5313 per share in recognition of the services that he provides as Chairman and Chief Executive Officer of J. Ray McDermott. These option grants were priced at the fair market value of the underlying common stock on the date of grant, and reflect the Compensation Committee's continued focus on the "at risk" component of Mr. Tetrault's total compensation.

  Performance Stock Awards. Beginning in 1998, the Company modified its method of awarding restricted stock to its officers. Previously, restricted stock awards were granted annually to Company executives based upon the attainment of pre-established financial goals, such as net income return on capital, for a given year. Thereafter, 50% of the restricted stock would vest at the end of five years, with the other 50% vesting between the third and tenth anniversary of the date of grant based upon the Company's financial performance. Until such restricted stock vested, it was nontransferable and subject to forfeiture under certain circumstances. Holders of restricted stock receive dividends paid on, and are entitled to vote, such shares prior to vesting.

  For 1998, the Compensation Committee increased the "at risk" component of the Company's restricted stock program by tying the number of restricted shares awarded for such year, if any, to future stock performance. Under the new program, Company executives receive performance stock awards of restricted stock based upon salary multiples corresponding to their title and position within the Company. Performance stock awards are made as notional grants of restricted stock. No shares are issued by the Company at the time of the grant. The number of restricted shares actually received by a participant, if any, is determined on the second anniversary of the grant date by calculating the difference between the fair market value of a share of the Company's Common Stock (based upon the preceding 30 trading day average) and the fair market value of the Common Stock on the grant date. The difference is multiplied by that number of shares in an executive's notional grant and the resulting product is divided by the fair market value of the Common Stock as of the second anniversary of the grant date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive's notional grant. The notional grant, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock on the second anniversary of the grant date, for which the executive is required to pay $1.00 per share. The restricted stock vests two years thereafter. As with previous restricted stock awards, restricted shares are nontransferable and are subject to forfeiture under certain circumstances prior to vesting. The Compensation Committee believes that the above described modification to restricted stock awards reinforces the importance of creating stockholder value because the ultimate size of each annual restricted stock award, if any, is based upon the future performance of the Company's Common Stock.

  During fiscal year 1998, Mr. Tetrault received a performance stock award of 15,000 restricted shares of Common Stock. Additionally, Mr. Tetrault received a performance stock award of 3,450 restricted shares of JRM Common Stock in his capacity as J. Ray McDermott's Chairman and Chief Executive Officer. Other officers received performance stock awards in accordance with the method described above.

BENEFITS

  Benefits offered to key executives serve a different purpose than the other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

POLICY WITH RESPECT TO SECTION 162(M)

  Section 162(m) of the Internal Revenue Code limits the tax deduction the Company can take with respect to the compensation of certain executive officers unless the compensation is performance-based, and the material terms of performance goals are disclosed to and approved by the Company's stockholders. The Company's executive compensation plans have received stockholder approval and were drafted with the intention that such incentive compensation qualify as performance-based compensation under Section 162(m).

  While the Compensation Committee intends to continue to rely on performance-based compensation programs, it is cognizant of the need for flexibility in making executive compensation decisions, based upon the relevant facts and circumstances, so that the best interests of the Company are achieved. To the extent consistent with this goal, the committee anticipates that such programs will continue to satisfy the requirements of Section 162(m) with respect to the deductibility of executive compensation paid.

CONCLUSION

  The Compensation Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

  We will continue to monitor the effectiveness of the Company's total compensation programs to meet the current needs of the Company.

                                          COMPENSATION COMMITTEE
                                          T. H. Black, Chairman
                                          B. DeMars
                                          R. L. Howard
                                          J. W. Johnstone, Jr.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and a Peer Group Index, which reflects the Company's primary business segments, composed of Chicago Bridge & Iron Company N.V., Dresser Industries, Inc., Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Ingersoll-Rand Company, Jacobs Engineering Group, Inc., Schlumberger Limited, Stone & Webster Inc., and Weatherford Enterra, Inc.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             MCDERMOTT INTERNATIONAL, INC; S&P 500; AND PEER GROUP


                       [PERFORMANCE GRAPH APPEARS HERE]

* Assumes $100 invested on March 31, 1993 in McDermott International, Inc. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                                 3/31/93 3/31/94 3/31/95 3/31/96 3/31/97 3/31/98
                                 ------- ------- ------- ------- ------- -------
McDermott International, Inc.... $100.00 $ 75.64 $107.62 $ 79.33 $ 90.65 $176.19
S&P 500......................... $100.00 $101.48 $117.26 $154.78 $185.42 $274.20
Peer Group...................... $100.00 $ 98.68 $107.33 $148.20 $171.59 $245.79

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer ("CEO"), the four highest paid executive officers other than the CEO and a former executive officer (collectively, the "Named Executive Officers") for fiscal years 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION(1)         LONG-TERM COMPENSATION
                                            ----------------------------- -----------------------------
                                                                                 AWARDS         PAYOUTS
                                                                          --------------------- -------
                                                                                     SECURITIES
                                                                  OTHER              UNDERLYING           ALL
                                     FISCAL                       ANNUAL  RESTRICTED   STOCK     LTIP    OTHER
NAME              PRINCIPAL POSITION  YEAR   SALARY   BONUS      COMP.(2)  STOCK(3)  OPTIONS(4) PAYOUT  COMP.(5)
----              ------------------ ------ -------- --------    -------- ---------- ---------- ------- --------
R.E. Tetrault(6)  Chairman & Chief    1998  $550,000 $756,000    $122,031  $      0    49,500     $ 0    $5,550
                  Executive Officer   1997  $ 45,000 $336,000(7) $     --  $582,863   422,340     $ 0    $1,413
R.H. Rawle        President & Chief   1998  $275,040 $302,544    $     --  $      0    12,460     $ 0    $5,228
                  Operating Officer,  1997  $192,540 $      0    $     --  $      0    10,090     $ 0    $4,614
                  J. Ray McDermott    1996  $157,540 $ 27,412    $     --  $ 73,200     9,660     $ 0    $4,850
J.J. Stewart(8)   Former              1998  $408,360 $408,360    $     --  $      0         0     $ 0    $7,923
                  Executive VP        1997  $408,360 $285,852    $     --  $      0    34,390     $ 0    $6,930
                                      1996  $383,885 $ 77,663    $     --  $218,705    23,710     $ 0    $9,162
E.A. Womack, Jr   Executive VP        1998  $332,140 $329,640    $     --  $      0    14,540     $ 0    $7,230
                                      1997  $300,315 $      0    $ 32,530  $      0    17,290     $ 0    $5,594
                                      1996  $265,820 $ 47,096    $     --  $126,203    16,410     $ 0    $4,619
J.F. Wood(9)      Executive VP        1998  $275,040 $275,040    $     --  $      0    12,130     $ 0    $5,550
                                      1997  $186,472 $      0    $ 29,192  $      0    15,440     $ 0    $4,890
R.E. Woolbert     Executive VP &      1998  $410,040 $410,040    $     --  $      0    23,010     $ 0    $9,372
                  Chief Adminis-      1997  $373,410 $      0    $     --  $      0    26,120     $ 0    $7,956
                  trative Officer     1996  $344,945 $ 59,559    $ 44,724  $224,910    32,615     $ 0    $9,905

--------
(1) Includes amounts earned in the fiscal year, whether or not deferred.

(2) The aggregate value of perquisites and other personal benefits are not included if they do not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the applicable fiscal year. For fiscal year 1998, includes relocation expenses of $111,754 for Mr. Tetrault. For fiscal year 1997, includes $20,439 for cost of personal use of Company aircraft for Mr. Womack and $29,192 for relocation expenses for Mr. Wood. For fiscal year 1996, includes $43,584 for cost of personal use of Company aircraft for Mr. Woolbert.

(3) Restricted stock awards were not granted to officers of the Company for fiscal years 1998 and 1997, except for Mr. Tetrault, who received a grant of 18,900 restricted shares of Common Stock and 8,100 restricted shares of JRM Common Stock in fiscal year 1997 in connection with his joining the Company and J. Ray McDermott. Restricted stock awards are valued at the closing market price of Common Stock or JRM Common Stock, as applicable, on the date of grant less any amounts paid by the executive officers for such awards ($1.00 per share). As of March 31, 1998, the total number of restricted shares of Common Stock and JRM Common Stock held by the Named Executive Officers and their market values (based upon closing market prices on March 31, 1998 of $41.3125 and $42.125, respectively) are as follows: Mr. Tetrault held 18,900 shares of Common Stock valued at $761,906 and 8,100 shares of JRM Common Stock valued at $333,113; Mr.
    Rawle held 3,840 shares of Common Stock valued at $154,800 and 2,040 shares of JRM Common Stock valued at $83,895; Mr. Stewart held 35,100 shares of Common Stock valued at $1,414,969; Mr. Womack held 23,820 shares of Common Stock valued at $960,244; Mr. Wood held 0 shares of Common
    Stock; Mr. Woolbert held 33,175 shares of Common Stock valued at
    $1,337,367 and 4,450 shares of JRM Common Stock valued at $183,006. Dividends are paid on restricted shares at the same time and at the same rate as dividends paid to all stockholders. Grants of restricted stock generally vest 50% in five years with the remaining 50% vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse. Upon Mr. Stewart's retirement on April 1, 1998, all of his restricted shares of Common Stock vested. In fiscal year 1998, instead of granting restricted stock awards, the Company granted performance stock awards, which are more fully described in the table entitled "Long-Term Incentive Plans-- Performance Stock Awards in Fiscal Year 1998".

(4) Includes for services rendered in their capacity as officers of J. Ray McDermott (a) 9,500, 12,460 and 4,920 options to purchase JRM Common Stock granted to Messrs. Tetrault, Rawle and Woolbert, respectively, during fiscal year 1998, (b) 108,100, 10,090 and 5,340 options to purchase JRM Common Stock granted to Messrs. Tetrault, Rawle and Woolbert, respectively, during fiscal year 1997, and (c) 9,660 and 8,110 options to purchase JRM Common Stock granted to Messrs. Rawle and Woolbert, respectively, during fiscal year 1996.

(5) Amounts shown for fiscal year 1998 include (a) company matching contributions to the McDermott Thrift Plan in the amount of $4,800 for each Named Executive Officer and (b) the value of insurance premiums paid by the Company for Messrs. Tetrault, Rawle, Stewart, Womack, Wood and Woolbert in the amounts of $750, $428, $3,123, $2,430, $750 and $4,572, respectively.

(6) Compensation information for fiscal year 1997 only reflects the amounts received by Mr. Tetrault from the time he joined the Company on March 1, 1997 to March 31, 1997.

(7) Bonus paid in June 1997 to Mr. Tetrault in connection with his election as the Company's Vice Chairman of the Board and CEO on March 1, 1997. See "Tetrault Employment Agreement".

(8) Mr. Stewart retired from the Company effective April 1, 1998.

(9) Compensation information for fiscal year 1997 only reflects the amounts received by Mr. Wood from the time he joined the Company on June 3, 1996 to March 31, 1997.

OPTION GRANT TABLE

  Options granted in fiscal year 1998 vest in equal installments of one-half on the first and second anniversaries of the date of grant and expire five years from the date of grant. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Compensation Committee may accelerate the exercisability of any outstanding options. The following table provides information about option grants to the Named Executive Officers during fiscal year 1998. The Company did not grant any stock appreciation rights to its executive officers during fiscal year 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE
                                                                     AT ASSUMED ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                  FOR OPTION TERM(1)
                         ------------------------------------------- ---------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS                             5%           10%
                          OPTIONS    GRANTED TO  EXERCISE EXPIRATION ------------ --------------
NAME                      GRANTED   EMPLOYEES(2) PRICE(3)    DATE    DOLLAR GAINS  DOLLAR GAINS
----                     ---------- ------------ -------- ---------- ------------ --------------
R.E. Tetrault
  Common Stock..........     40,000     8.87     $  34.00  02/06/03  $    375,743 $      830,294
  JRM Stock.............      9,500     5.43     $37.5313  02/03/03  $     98,507 $      217,676
R.H. Rawle
  JRM Common Stock......     12,460     7.13     $37.5313  02/03/03  $    129,200 $      285,499
J.J. Stewart
  Common Stock..........          0      --           --        --            --             --
E.A. Womack, Jr.
  Common Stock..........     14,540     3.22     $  34.00  02/06/03  $    136,583 $      301,812
J.F. Wood
  Common Stock..........     12,130     2.69     $  34.00  02/06/03  $    113,944 $      251,787
R.E. Woolbert
  Common Stock..........     18,090     4.01     $  34.00  02/06/03  $    169,930 $      375,500
  JRM Common Stock......      4,920     2.81     $37.5313  02/03/03  $     51,016 $      112,733
All Stockholders (4)
  Common Stock.......... 56,607,247      --      $  34.00       --   $531,744,314 $1,175,015,872
  JRM Common Stock...... 40,767,828      --      $37.5313       --   $422,730,015 $  934,122,781

--------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their five-year option term. For example, if the exercise price is $34.00, a 5% annual growth rate over five years results in a stock price of $43.39 per share and a 10% rate results in a price of $54.76 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.

(2) Based on options to acquire 450,970 and 174,800 shares of Common Stock and JRM Common Stock granted to all employees of the Company and JRM, respectively, during fiscal year 1998.

(3) Fair market value on date of grant.

(4) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 56,607,247 outstanding shares of Common Stock and 40,767,828 outstanding shares of JRM Common Stock on March 31, 1998. The Named Executive Officers' gains as a percentage of the total dollar gains shown for all stockholders are .15% for Common Stock and .07% for JRM Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1998 by each of the Named Executive Officers and the value at March 31, 1998 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock and JRM Common Stock from the date of grant through March 31, 1998 (when the fair market value of Common Stock and JRM Common Stock was $41.3125 and $42.125, respectively, per share). The actual value realized upon option exercise will depend on the value of the Common Stock or JRM Common Stock at the time of exercise.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                            TOTAL VALUE OF
                         NUMBER OF               TOTAL NUMBER OF       UNEXERCISED, IN-THE-MONEY
                          SHARES            UNEXERCISED OPTIONS HELD    OPTIONS HELD AT FISCAL
                         ACQUIRED              AT FISCAL YEAR-END              YEAR-END
                            ON      VALUE   -------------------------- -------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------- -------- -----------  ------------- ----------- -------------
R.E. Tetrault
  Common Stock..........       0   $   --     104,747       249,493    $2,009,833   $4,312,147
  JRM Common Stock......       0   $   --      36,034(1)     81,566    $  675,638   $1,394,878
R.H. Rawle
  Common Stock..........   1,400   $ 16,450    12,820             0    $  228,059   $     --
  JRM Common Stock......       0   $   --      12,624        25,626    $  257,508   $  336,658
J.J. Stewart
  Common Stock..........  19,590   $246,321   111,028        38,732(2) $2,051,002   $  804,819
E.A. Womack, Jr.
  Common Stock..........  15,272   $228,686    49,864        37,006    $  903,056   $  576,803
J.F. Wood
  Common Stock..........       0   $   --       5,147        22,423    $  102,618   $  293,917
R.E. Woolbert
  Common Stock..........   9,830   $180,724    97,896        48,279    $1,855,398   $  767,869
  JRM Common Stock......       0   $   --       8,264        13,886    $  173,087   $  221,304

--------
(1) Mr. Tetrault exercised options to acquire 36,034 shares of JRM Common Stock after March 31, 1998 and prior to the date of this Proxy Statement.

(2) Upon his retirement on April 1, 1998, all options held by Mr. Stewart vested and became exercisable.

PERFORMANCE STOCK AWARDS IN FISCAL YEAR 1998

  The following table provides information concerning performance stock awards of restricted shares made to each of the Named Executive Officers during fiscal year 1998.

              LONG-TERM INCENTIVE PLANS--PERFORMANCE STOCK AWARDS
                             IN FISCAL YEAR 1998*

                                                          NUMBER OF
                                                         PERFORMANCE PERFORMANCE
NAME                                                       SHARES      PERIOD
----                                                     ----------- -----------
R.E. Tetrault
  Common Stock..........................................   15,000      2 years
  JRM Common Stock......................................    3,450      2 years
R.H. Rawle
  JRM Common Stock......................................    4,760      2 years
J.J. Stewart
  Common Stock..........................................        0           --
E.A. Womack, Jr.
  Common Stock..........................................    5,820      2 years
J.F. Wood
  Common Stock..........................................    4,850      2 years
R.E. Woolbert
  Common Stock..........................................    7,240      2 years
  JRM Common Stock......................................    1,970      2 years

--------
* No shares are issued at the time of the performance stock award (2/6/98 for the Common Stock and 2/3/98 for JRM Common Stock). Actual number of shares issued to an executive will be based on the change in the market price of the Common Stock or JRM Common Stock, as applicable, two years after the date of the award. The number of shares to be received by an executive, if any, is determined on the second anniversary of the award date by calculating the difference between the fair market value of the stock (based upon the preceding 30 trading day average) and the fair market value of the stock on the award date. The difference is multiplied by that number of shares in an executive's award, and the resulting product is divided by the fair market value of the stock as of the second anniversary of the award date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive's applicable award. The award, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock as of the second anniversary of the award date, for which the executive is required to pay $1.00 per share. The restricted stock vests two years thereafter. Prior to vesting, such restricted stock is nontransferable and subject to forfeiture under certain circumstances.

TETRAULT EMPLOYMENT AGREEMENT

  The Company entered into an employment agreement with Mr. Tetrault effective as of March 1, 1997, whereby he agreed to serve as the Company's Vice Chairman of the Board and CEO through February 28, 2000, subject to earlier termination as described below. On June 1, 1997, he also became the Company's Chairman of the Board. The employment agreement provides Mr. Tetrault with an annual base salary of $540,000 subject to increase by the Compensation Committee in accordance with Company practices based upon Mr. Tetrault's performance. Under the employment agreement, Mr. Tetrault was also granted options to purchase 314,240 shares of Common Stock and 108,100 shares of JRM Common Stock, which options will vest in equal installments of one-third on the first, second and third anniversaries of the date of grant. In addition, Mr. Tetrault was granted 18,900 restricted shares of Common Stock and 8,100 restricted shares of JRM Common Stock for which he paid $1.00 per share. He also received a cash bonus of $336,000 in June 1997 in accordance with the terms of the agreement, and is entitled to annual cash bonuses (if any, as determined by the Compensation

Committee based upon the Company's achievement of certain pre-established performance goals) and to participate in all retirement or other benefit plans, policies and programs maintained or provided by the Company for its officers. Under the agreement, the Company also purchased Mr. Tetrault's home and agreed to pay his reasonable relocation expenses according to the Company's relocation policy.

  The employment agreement may be terminated prior to February 28, 2000 under certain circumstances, including death, disability and voluntary retirement. However, in the event of termination by the Board without cause, Mr. Tetrault will continue to receive his annual base salary (which was increased to $660,000 in March 1998) and other benefits and rights under the agreement during the remaining term thereof and all stock options and restricted stock will vest 100% on February 28, 2000. During the term of the agreement and for the greater of 24 months following the expiration of the agreement or any other period during which amounts are paid to him under the agreement, Mr. Tetrault may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company or induce any employee of the Company to accept employment with any competitor of the Company.

RETIREMENT PLANS

  Pension Plans. The Company maintains several funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. All officers who are employees of the Company or certain of its subsidiaries, including McDermott, are covered under The Retirement Plan for Employees of McDermott Incorporated (the "McDermott Retirement Plan"). Officers who are employed by The Babcock & Wilcox Company ("B&W") or certain of its subsidiaries or affiliates are covered under The Employee Retirement Plan of The Babcock & Wilcox Company (the "B&W Retirement Plan"). Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Plan"). Employees do not contribute to any of these plans and company contributions are determined on an actuarial basis. An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent that benefits payable under these qualified plans are limited by
Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans").

  The following table shows the annual benefit payable under the J. Ray McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring prior to April 1, 1998 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits, plus a fixed pension supplement. As of March 31, 1998, Mr. Rawle had Final Average Earnings of $176,101 and 19.6 years of credited service under the J. Ray McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                       J. RAY MCDERMOTT RETIREMENT PLAN

FINAL        ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE    --------------------------------------------------------------------
EARNINGS     10        15        20        25        30        35        40
--------   -------   -------   -------   -------   -------   -------   -------
100,000    $14,106   $21,097   $28,088   $35,080   $42,071   $49,062   $56,054
125,000    18,272    27,347    36,422    45,496    54,571    63,646    72,720
150,000    22,439    33,597    44,755    55,913    67,071    78,229    89,387
175,000    30,772    46,097    61,422    76,746    92,071    107,396   122,720
200,000    30,772    46,097    61,422    76,746    92,071    107,396   122,720

  The following table shows the annual benefit payable under the B&W Retirement Plan at age 65 (the normal retirement age) to employees retiring prior to April 1, 1998 in accordance with the lifetime only method of payment. Benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the B&W Retirement Plan at March 31, 1998 for Messrs. Stewart, Tetrault, Womack, Wood and Woolbert were $631,959 and 25.11 years, $224,748 and 22.7 years, $319,017 and 22.6 years, and $138,153 and 25.7, and
$421,677 and 42.9 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                              B&W RETIREMENT PLAN

  B&W
 FINAL       ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE    --------------------------------------------------------------------
EARNINGS     10        15        20        25        30        35        40
--------   -------   -------   -------   -------   -------   -------   -------
125,000    $16,321   $23,744   $31,166   $38,589   $46,011   $53,434   $60,856
150,000    19,446    28,431    37,416    46,401    55,386    64,371    73,356
200,000    25,696    37,806    49,916    62,026    74,136    86,246    98,356
250,000    31,946    47,181    62,416    77,651    92,886    108,121   123,356
300,000    38,196    56,556    74,916    93,276    111,636   129,996   148,356
400,000    50,696    75,306    99,916    124,526   149,136   173,746   198,356
500,000    63,196    94,056    124,916   155,776   186,636   217,496   248,356
600,000    75,696    112,806   149,916   187,026   224,136   261,246   298,356
650,000    81,946    122,181   162,416   202,651   242,886   283,121   323,356

  Supplemental Executive Retirement Plan. The Company maintains an unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP covers certain officers of the Company and other designated companies, including McDermott,
J. Ray McDermott and B&W. Generally, benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. The maximum benefit may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Rawle, Stewart, Tetrault, Wood and Womack at retirement age as stated in the SERP is 60% of each such person's final 3-year average cash compensation. At such retirement age, Mr. Woolbert would receive an annual benefit of 65% of his final 3-year average cash compensation.

  A trust (the assets of which constitute corporate assets) has been established, which is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to failure by the Company to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                             INDEPENDENT AUDITORS

  Ernst & Young LLP ("Ernst & Young") served as the Company's independent auditors during fiscal year 1998. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  No decision has been made as to the selection of the Company's independent auditors for the fiscal year ended March 31, 1999. The Audit Committee of the Board has considered the possibility of making a change in the Company's independent auditors but has not submitted a formal recommendation to the Board of Directors for approval. A decision as to the selection of the Company's independent auditors for fiscal year 1999 is expected to be made prior to the Annual Meeting.

  During the Company's two most recently completed fiscal years and the current interim period, there have been no disagreements with Ernst & Young on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Ernst & Young's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own 10% or more of the Company's voting stock, to file reports of ownership and changes in ownership of the Company's equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its Directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1998.

                            STOCKHOLDERS' PROPOSALS

  Proposals by stockholders intended to be presented at the 1999 Annual Meeting must be received by the Corporate Secretary of the Company no later than March 8, 1999 in order to qualify for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          /s/ Wayne Murphy
                                          --------------------------------
                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 6, 1998

                         McDERMOTT INTERNATIONAL, INC.

                     SOLICITED BY THE BOARD OF DIRECTORS

P The undersigned hereby appoints S. Wayne Murphy and Daniel R. Gaubert, or either of them, as attorneys, agents and proxies of the undersigned,
R with full power of substitution, to vote all the shares of common stock of McDermott International, Inc. which the undersigned may be entitled
O to vote at the Annual Meeting of Stockholders to be held on August 11, 1998 and at any adjournment(s) of such meeting, with all powers which
X       the undersigned would possess if personally present.

Y PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned acknowledges receipt of McDermott International, Inc.'s Annual Report for the fiscal year ended March 31, 1998 and its Notice of Annual Meeting of Stockholders and related Proxy Statement.


                                                                    SEE REVERSE
                                                                       SIDE



  PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE




                         McDERMOTT INTERNATIONAL, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                           TUESDAY, AUGUST 11, 1998
                                   9:30 A.M.
                           HYATT REGENCY NEW ORLEANS
                                CABILDO A AND B
                        POYDRAS STREET AT LOYOLA AVENUE
                            NEW ORLEANS, LOUISIANA

   Please mark your
X  votes as in this
   example.

   IMPORTANT - PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:

1. Nominees as Class I Directors: 1. Philip J. Burguieres 2. Bruce  DeMars and
3. John W. Johnstone, Jr.

                        WITHHOLD AUTHORITY                  Annual Report
        FOR              for all nominees             ------------------------

INSTRUCTION: To withhold authority for any            Mark here to discontinue
individual nominee, write that nominee's              annual report mailing for
name in the space provided below.                     the account (for multiple-
                                                      account holders only).
_______________________________                       -------------------------

Every properly signed Proxy will be voted in accordance with specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the election of Directors. The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.







SIGNATURE(S)_____________________________       DATE_________________
(Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc. should indicate when signing).


      FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE


                         McDERMOTT INTERNATIONAL, INC.

Dear Shareholder:

McDermott International, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the Internet:
        . Log on the Internet and go to the web site http://www.vote-by-net.com

2.  To vote over the telephone:
        . On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) . Outside of the U.S. and Canada call 201-324-0377.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for your to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.